UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                  CURENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest reported)   December 24, 2001

                             SYMPHONY TELECOM CORP.
             (Exact name of registrant as specified in its chapter)

          Delaware                       000-11808                870378892
(State or other jurisdiction            Commission              (IRS Employer
     of incorporation)                 (File Number)         Identification No.)



41 George Street South, Brampton, ON, Canada                           L6Y 2E1
  (Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code 905-457-4300

           ----------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 4. Changes in Registrant's Certifying Accountant

The Board recently determined that the Company should engage the auditing firm of Grassano Accounting, P.A. as the auditing firm for the Registrant (or "Company"). On December 21, 2001, this was officially affected by Written Consent of the Board of Directors as of such date.

The accountant's report for either of the past two years, did not contain an adverse opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

There was no disagreement with the former accountant during the Registrant's two most recent fiscal years and any subsequent interim period preceding the date of the dismissal.

Attached as an Exhibit is a letter from the former accountant.

a. The former accountant, the firm of Gerstle, Rosen, and Simonet, LLC. Certified Public Accountants, (the "GerstleRosen Firm"), did not resign, nor declined to remain as auditor. During the two most recent fiscal years, up until this date, no principal independent accountant resigned, or declined to stand for re-election or was dismissed. The GerstleRosen Firm was appointed the auditors for the Company on September 23, 2000.

b. On December 21, 2001, the GerstleRosen Firm, was respectfully and formally dismissed as the principal accountant to audit the Registrant's financial statements, and as of the same date, the firm of Grassano Accounting, P.A, Certified Public Accountants has been engaged as the new principal accountant.

c. The Former Accountant is being provided, this date, with a copy of this filing, and the formal notice of the change, and has been requested to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the issuer and, if not, stating the respects in which it does not agree (which letter is attached as an exhibit or will be filed within 10 business days of this filing, or 2 business days of its receipt, whichever shall occur first).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                        Symphony Telecom Corp.
Date:   December 24, 2001                                 /s/ Gilles A. Trahan
                                                        ------------------------
                                                        Gilles A. Trahan, C.E.O.